Exhibit 99.2

CONSOL ENERGY ANNOUNCES COMMENCEMENT OF CONSENT

SOLICITATION FROM HOLDERS OF ITS SENIOR NOTES

PITTSBURGH, August 18, 2011 — CONSOL Energy Inc. (NYSE: CNX) today announced that it is soliciting consents (the “Consent Solicitations”) to proposed amendments (the “Proposed Amendment”) from the holders of its outstanding senior notes listed below (the “Notes”).

CUSIP/ISIN Number	Series of Notes	Outstanding Principal Amount
20854PAD1/US20854PAD15	8.000% Senior Notes due 2017	$1,500,000,000
20854PAF6/US20854PAF62	8.250% Senior Notes due 2020	$1,250,000,000
20854PAG4/US20854PAG46/ USU20892AC6	6.375% Senior Notes due 2021	$250,000,000

As part of its strategy to develop its extensive position in the Marcellus and other shale plays, CNX Gas Company LLC, a CONSOL subsidiary, has entered into an asset acquisition agreement with Noble Energy, Inc., a leading independent energy company engaged in worldwide oil and gas exploration and production (the “Proposed Transaction”). See CONSOL’s Form 8-K dated August 18, 2011 for details regarding the terms of the Proposed Transaction.

While CONSOL believes that the indentures do not prohibit it from entering into the Proposed Transaction and similar joint arrangements with respect to its oil and gas properties, CONSOL is seeking consent to clarify the indentures as described below.

The Proposed Amendment will clarify that “ordinary course of business” transactions include, for the avoidance of doubt, transfers to facilitate the exploration, development and production of oil and gas properties through joint operating agreements and similar arrangements which are customary in the industry. Because transactions in the “ordinary course of business” are excluded from the definition of “Asset Dispositions”, this clarification thus makes clear that the Proposed Transaction and similar future transactions will not be subject to the provisions contained in the “Limitations on Sales of Assets and Subsidiary Stock” covenant in each indenture.

With respect to each series of notes, the consent of only the holders of a majority in aggregate principal amount of the notes of such series (the “Requisite Consent”) is required. CONSOL has the option, but is not required to, to consummate the Proposed Transaction if the Requisite Consent is not obtained for all series of notes.

Holders of the Notes are referred to CONSOL’s Consent Solicitation Statement dated August 18, 2011 and the related Consent Letter, which are being sent to holders, for the detailed terms and conditions of the Consent Solicitations.

CONSOL will pay a consent payment of $5.00 in cash for each $1,000 principal amount of Notes for which consents are received, subject to the terms of the Consent Solicitations. The record date for determining the holders who are entitled to consent is 5:00 p.m., New York City time, on August 17, 2011.

The Consent Solicitations will expire at 5:00 p.m., New York City time, on August 25, 2011, unless extended with respect to one or more series of Notes (the “Expiration Date”). Subject to the satisfaction of the conditions to the solicitation, the Proposed Amendment will become operative as to an indenture promptly following receipt of the Requisite Consent and payment of the consent payments with respect to such amendment.

CONSOL has retained MacKenzie Partners, Inc. to serve as its information agent for the Consent Solicitations. Requests for documents should be directed to MacKenzie Partners, Inc. at (800) 322-2885 (US toll-free) or (212) 929-5500 (collect). CONSOL has also retained

BofA Merrill Lynch as solicitation agent for the Consent Solicitations. Questions concerning the terms of the Consent Solicitations should be directed to BofA Merrill Lynch, Debt Advisory Services, at (888) 292-0070 (US toll-free) or (980) 683-3215 (collect).

CONSOL Energy Inc., the leading diversified fuel producer in the Eastern U.S., is a member of the Standard & Poor’s 500 Equity Index and the Fortune 500. It has 11 bituminous coal mining complexes in five states and reports proven and probable coal reserves of 4.4 billion tons. It is also a leading Eastern U.S. gas producer, with proved reserves of over 3.7 trillion cubic feet. Additional information about CONSOL Energy can be found at its web site: www.consolenergy.com.

Forward-Looking Statements

Various statements in this release, including those that express a belief, expectation or intention, may be considered forward-looking statements (as defined in Section 21E of the Exchange Act) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. When we use the words “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this press release, if any, speak only as of the date of this press release; we disclaim any obligation to update these statements. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following: deterioration in economic conditions in any of the industries in which our customers operate, or sustained uncertainty in financial markets cause conditions we cannot predict; an extended decline in prices we receive for our coal and gas affecting our operating results and cash flows; our customers extending existing contracts or entering into new long-term contracts for coal; our reliance on major customers; our inability to collect payments from customers if their creditworthiness declines; the disruption of rail, barge, gathering, processing and transportation facilities and other systems that deliver our coal and gas to market; a loss of our competitive position because of the competitive nature of the coal and gas industries, or a loss of our competitive position because of overcapacity in these industries impairing our profitability; our inability to maintain satisfactory labor relations; coal users switching to other fuels in order to comply with various environmental standards related to coal combustion emissions; the impact of potential, as well as any adopted regulations relating to greenhouse gas emissions on the demand for coal and natural gas, as well as the impact of any adopted regulations on our coal mining operations due to the venting of coalbed methane which occurs during mining; foreign currency fluctuations could adversely affect the competitiveness of our coal abroad; the risks inherent in coal and gas operations being subject to unexpected disruptions, including geological conditions, equipment failure, timing of completion of significant construction or repair of equipment, fires, explosions, accidents and weather conditions which could impact financial results; our focus on new gas development projects and exploration for gas in areas where we have little or no proven gas reserves; decreases in the availability of, or increases in, the price of commodities and services used in our mining and gas operations, as well as our exposure under “take or pay” contracts we entered into with well service providers to obtain services which if not used could impact our cost of production; obtaining and renewing governmental permits and approvals for our coal and gas operations; the effects of government regulation on the discharge into the water or air, and the disposal and clean-up of, hazardous substances and wastes generated during our coal and gas operations; the effects of stringent federal and state employee health and safety regulations, including the ability of regulators to shut down a mine or well; the potential for liabilities arising from environmental contamination or alleged environmental contamination in connection with our past or current coal and gas operations; the effects of mine closing, reclamation, gas well closing and certain other liabilities; uncertainties in estimating our economically recoverable coal and gas reserves; costs associated with perfecting title for coal or gas rights on some of our properties; the outcomes of various legal proceedings, which are more fully described in our reports filed under the Securities Exchange Act of 1934; the impacts of various asbestos litigation claims; increased exposure to employee related long-term liabilities; increased exposure to multi-employer pension plan liabilities; minimum funding requirements by the Pension Protection Act of 2006 (the Pension Act) coupled with the significant investment and plan asset losses suffered during the recent economic decline has exposed us to making additional required cash contributions to fund the pension benefit plans which we sponsor and the multi-employer pension benefit plans in which we participate; lump sum payments made to retiring salaried employees pursuant to our defined benefit pension plan exceeding total service and interest cost in a plan year; acquisitions that we recently have completed or may make in the future including the accuracy of our assessment of the acquired businesses and their risks, achieving any anticipated synergies, integrating the acquisitions and unanticipated changes that could affect assumptions we may have made and divestitures we anticipate may not occur or produce anticipated proceeds; the anti-takeover effects of our rights plan could prevent a change of control; increased exposure on our financial performance due to the degree we are leveraged; replacing our natural gas reserves, which if not replaced, will cause our gas reserves and gas production to decline; our ability to acquire water supplies needed for gas drilling, or our ability to dispose of water used or removed from strata in connection with our gas operations at a reasonable cost and within applicable environmental rules; our hedging activities may prevent us from benefiting from price increases and may expose us to other risks; and other factors discussed in the 2010 Form 10-K under “Risk Factors,” as updated by any subsequent Form 10-Qs, which are on file at the Securities and Exchange Commission.

Contacts:

Investor:

Brandon Elliott at (724) 485-4526, BrandonElliott@consolenergy.com

Dan Zajdel at (724) 485-4169, DanZajdel@consolenergy.com

Media:

Lynn Seay at (724) 485-4065, LynnSeay@consolenergy.com